Third Quarter 2015 Earnings

November 3, 2015

AEGION®

Stronger. Safer. Infrastructure.™

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 2, 2015 and in the Company's subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, Insituform®, the Aegion® logo, United Pipeline Systems®, Bayou Companies®, Corrpro®, Fyfe®, Fibrwrap®, Brinderson®, CRTS® and our other trademarks referenced herein are the registered trademarks of Aegion Corporation and its affiliates.

Third Quarter Results Reflect Strong Performance from Infrastructure Solutions and Energy Services' Downstream Business

Selected Financial Results for the quarter ended September 30, 2015 and 2014 – Non-GAAP from Continuing Operations

Current and prior year results exclude discontinued operations

(in USD thousands, except margins and per share information)	3Q 2015	3Q 2014	Change	YTD 2015	YTD 2014	Change
Revenues	$ 356,595	$ 350,138	1.8%	$ 1,002,857	$ 979,240	2.4%
Adjusted Gross Profit	78,782	78,879	-0.1%	211,007	211,860	-0.4%
Adjusted Gross Margin	*22.1%*	*22.5%*	*(40)bps*	*21.0%*	*21.6%*	*(60)bps*
Adjusted Operating Income	26,785	26,019	2.9%	57,233	56,311	1.6%
Adjusted Operating Margin	*7.5%*	*7.4%*	*10bps*	*5.7%*	*5.8%*	*(10)bps*
Segment Adjusted Operating Income						
Infrastructure Solutions (adjusted)	17,645	13,990	$ 3,655	43,568	28,324	15,244
Corrosion Protection (adjusted)	7,343	8,152	$ (809)	8,780	17,317	(8,537)
Energy Services	1,797	3,877	$ (2,080)	4,885	10,670	(5,785)
Non-Controlling Interest	(473)	(823)	$ 350	(650)	(880)	230
Adjusted Income from Continuing Operations (Attributable to Aegion Corporation)	$ 16,196	$ 16,112	0.5%	$ 34,072	$ 33,994	0.2%
Adjusted Diluted Earnings per Share (from continuing operations)	$0.44	$0.43	2.3%	$0.92	$0.89	3.4%
Reported Consolidated Backlog	$ 746.1	$ 751.9	-0.8%			
Consolidated Backlog[1] (excluding restructured entities)	$ 743.8	$ 745.1	-0.2%			

[1] Excludes $4.4 million from interantional restructured entities across both time periods

Adjusted financial results are defined as GAAP results excluding non-recurring items (non-GAAP). See reconciliation to GAAP in the Appendix.
Reported backlog includes international markets that are part of the October 2014 Realignment and Restructuring initiative

AEGION

Areas of Strength and Focus on Execution are Helping Aegion Manage Challenging Upstream Energy Markets

Third quarter 2015 results

Balanced areas of strength, through improved execution, with challenging upstream market conditions

Fourth Quarter 2015 Outlook

Solid quarter, in line with second quarter earnings, expected from areas of strength partially offset by strong US dollar, decline in pipe coating and linings backlog in Canada, timing of project activity and usual seasonal uncertainty from early winter weather

2014 Realignment and Restructuring

- *Key contributor to improved performance, which was substantially completed in the third quarter*
- *Realized $0.20 per diluted share in permanent annual savings*

Preliminary 2016 Outlook

- *Favorable market conditions expected for Infrastructure Solutions, Energy Services' downstream market and midstream market for Corrpro*
- *Aegion Corporation through its subsidiary, The Bayou companies, LLC, has been selected by Shell Offshore, Inc. for the pipe coating and insulation of the Appomattox project, the scope of which will be executed at the New Iberia, Louisiana facility*

Long-term Growth

Aegion is focused on long-term sustainable growth and will invest and modify, when needed, its portfolio companies, technologies and services

- *On October 30, 2015, Aegion amended and restated its $650 million bank Credit Facility extending the duration to October 2020 and enhancing financial flexibility to support strategic initiatives*

AEGION

Negative Impact from Foreign Currency Translation Over The First Nine Months of 2015

(in thousands USD except for share information)	Revenue		Operating Income		Earnings per Diluted Share	
Reported GAAP Results for 2014	$	979,240	$	15,819	$	0.01
Restructuring-Related Charges				39,953		0.87
Acquisition-Related Expenses				539		0.01
Divestiture of Bayou Coating LLC ("BTR") JV		--		--		0.01
2014 adjusted results	**$**	**979,240**	**$**	**56,311**	**$**	**0.89**
BTR Equity Earnings for First Quarter 2014		--		--		(0.02)
2015 Currency Translation Impact		(36,525)		(4,377)		(0.08)
2014 adjusted core results	$	942,715	$	51,934	$	0.79
2015 adjusted results	$	1,002,857	$	57,233	$	0.92
First nine months of 2015 vs. 2014 (adjusted)		6.4%		10.2%		16.5%

Adjusted financial results are defined as GAAP results excluding non-recurring items (non-GAAP). See reconciliation to GAAP in the Appendix.

AEGION

Infrastructure Solutions Is Expected to Significantly Grow Revenues and Profits in 2015

Infrastructure Solutions Operating Income



$ millions USD
$14.0
$17.6
+$3.7
3Q'14
3Q'15

- Insituform North America delivered strong performance
- Fyfe/Fibrwrap performed very well with gross margins ahead of target 35% to 40% range
- Insituform realized restructuring savings of $0.03 per diluted share
- Foreign currency translation negatively impacted operating income by $0.7 million

Infrastructure Solutions Contract Backlog



$ million USD
$332.2
$347.9
+4.8%
September 30 2014
September 30 2015
Insituform
Fyfe/Fibwrap

- Excluding a net $4.4 million related to the restructured international CIPP markets, backlog increased 6.2% to $345.7 million at 9/30/15
  - Negative impact from currency translation was $8.7 million
- Insituform North America backlog increased 8.2% to $280 million to remain at a historic high level
- Fyfe/Fibrwrap global backlog increased 18.7% to $47.7 million

Insituform 2015 Full-Year Outlook

Expect modest revenue growth with margin expansion resulting in strong operating income growth over 2014



- Strong backlog position and solid third quarter orders in North America position Insituform for a strong year in 2015
- Restructured international CIPP business is positioned for significant profitability improvement
- Successfully managing foreign currency translation through strong performance and lower costs from fuel and petroleum based resins

Fyfe/Fibrwrap Full-Year 2015 Outlook

Expect revenue and operating income growth compared to 2014



- Current backlog and near term sales funnel supports expectation for revenue and profit growth in 2015
- Successfully completed a large industrial pipeline project during the third quarter 2015 at strong margins
- The integration of Fyfe/Fibrwrap and Insituform is yielding benefits with respect to improved execution and back office savings
- Adoption of Tyfo® Fibrwrap® is growing in North America and Asia

AEGION®

Restructuring and Realignment Provides Tangible Financial Benefits with Increased Management Focus on Future Growth Drivers

1 Annual Cost Savings

Annual Savings: Approximately $10.8 million pre-tax, or $0.20 per diluted share

3Q'15: $2.2 million pre-tax, or $0.04 per diluted share

2Q'15: $2.5 million pre-tax, or $0.04 per diluted share

1Q'15: $2.6 million pre-tax, or $0.05 per diluted share

4Q'14: $3.5 million pre-tax, or $0.07 per diluted share

2 Improved ROIC / Cash Liberation

Expect incremental improvement of approximately 100 basis points

- 2014: Realized approximately 75 basis point improvement from the write-down of tangible and certain intangible assets
- 2015: Recognized 25 basis point improvement from the full annual restructuring savings and the exit from loss producing international CIPP contracting markets

3 Intangible Benefits

Greater focus on growth drivers

- Platform realignment creates opportunities to offer broader solutions to clients
- Management will increase focus in key areas for growth and other strategic initiatives
- Liberated cash can be invested in growth enhancing new investments or acquisitions

AEGION

2014 Restructuring Was Substantially Completed in The Third Quarter of 2015

2014 Realignment and Restructuring Plan

1. **International Water & Wastewater**
   Exit certain unprofitable international locations

2. **Combine Insituform and Fyfe/Fibrwrap**
   Enhance Fyfe/Fibrwrap outlook through greater market access while optimizing costs by leveraging Insituform's operations

3. **Right-size Bayou's Louisiana Facility**
   Optimize operation to meet market opportunities in a cost effective manner

2014 Charges

$49.5 million (pre-tax), or $0.95 per diluted share in the fourth quarter of 2014

2015 Charges

International Water & Wastewater

$10.7 million (pre-tax) charge, or $0.24 per diluted share through the first nine months of 2015

Third Quarter 2015: $1.5 Million Pre-Tax Charge, or $0.03 per diluted share for trailing cash costs and balance sheet close out adjustments

- $0.9 million in non-cash charges related to fixed assets, which was partially offset by settlement of outstanding receivables
- $0.5 million cash charges for severance, wind-down performance payments, outplacement and other employee costs, in line with expectations

Aegion Realignment and Restructuring

From inception in the third quarter of 2014 through the third quarter of 2015

	Pre-Tax ($M)	Per Diluted Share
Cash charges	$11.4	$0.22
Non-Cash charges	$48.8	$0.97
Total restructuring charges	$60.2	$1.19

AEGION

Challenging Upstream Market and Customer-Driven Delays Expected to Impact Corrosion Protection in the Fourth Quarter

Corrosion Protection Operating Income



$8.2
$7.3
$ millions USD
-$0.8
3Q'14
3Q'15

- Performance improved in the seasonally strong third quarter, but below expectations
  - Bayou Canada and United Pipeline Systems impacted by low oil prices
  - Project delays and work releases in North America upstream and midstream markets
- Executing large onshore CRTS project in Chile at lower gross margins than offshore Saudi Aramco Wasit project completed in 2014
- Bayou's operations in Louisiana and Canada were profitable
- Foreign currency translation negatively impacted operating income by $1.1 million

Corrosion Protection Contract Backlog



$200.4
$185.0
$ million USD
-7.7%
September 30 2014
September 30 2015

- Backlog is at the highest level since 9/30/14 despite $11 million adverse currency translation impact
- Backlog decline resulted from significant reduction in upstream oil pipeline spending and progress on several large projects
- Excluding $5 million negative impact from currency translation, Corrpro's backlog was approximately $85 million, largely in line with $89 million record backlog at 9/30/14
- United Pipeline Systems secured a $20 million mining project in Chile



Bayou EXTERNAL COATING
Corrpro CATHODIC PROTECTION
Bayou CONCRETE COATING
Bayou INTERNAL COATING
United Pipeline Systems HIGH-DENSITY POLYETHYLENE
CRTS INTERNAL FIELD JOINT COATING
CCSI EXTERNAL FIELD JOINT COATING
Bayou/Wasco INSULATION COATING

Corrosion Protection 2015 Full-Year Outlook

Expect revenue to be in line with 2014; however, gross margin compression will result in operating income decline versus prior year

- Continued upstream pressure and delays in some midstream activity will adversely impact fourth quarter performance compared to previous expectations
- Corrpro is executing a large midstream AC mitigation project in Canada valued at over $10 million
- United began work in the fourth quarter on a large mining project in Chile
- Bayou Louisiana and Coating Services continue to execute several large projects

AEGION

Energy Services' US West Coast Downstream Business Expected to Grow Revenues and Profits in Full-Year 2015

Energy Services Operating Income



$ millions USD
$3.9
$1.8
-$2.1
3Q'14
3Q'15

- Downstream segment grew revenues and profits in the third quarter
- Gross margins were 13.0%, below expectations due to additional upstream pressure
  - Customers reduced maintenance billable hours, including overtime, in Central California upstream market
- Operations in the Permian Basin improved after actions taken during 2015 to reposition the business

Energy Services Contract Backlog



$ million USD
$219.3
$213.2
-2.8%
September 30 2014
September 30 2015

- Reduction in backlog the result of reduced activity in the Central California upstream market
  - Two large contracts up for renewal and bid in the fourth quarter
- Backlog in the downstream maintenance segment remains at attractive levels
  - Participating in turnaround activities in the fourth quarter

Energy Services' backlog represents estimated 12-months' unrecognized revenues to be realized under long-term master service agreements and other signed contracts. Contracts that are up for renewal are not included in the next 12 months' backlog past the renewal date.





Energy Services Full-Year 2015 Outlook

Expect revenue growth and recovering gross margins in the fourth quarter; however, full year margins will be down resulting in an operating income decline compared to 2014

- Downstream segment remains favorable given strong demand for maintenance and other activities in the West Coast refining market
  - Increase in turnaround activity during the second half of 2015
- Expect continued pressures in the fourth quarter for the Central California upstream market
- Actions taken during 2015 to right-size the operations in the Permian Basin delivered benefits with break-even performance in the third quarter 2015

AEGION

Preliminary 2016 Outlook Indicates Favorable Market Conditions Across a Majority of The Business with Continued Upstream Challenges

Favorable Markets

Infrastructure Solutions

- No indication of a market slowdown for Insituform® cured-in-place pipe (CIPP) and Fyfe/Fibrwrap® fiber-reinforced polymers (FRP) technologies, which should result in modest operating income growth

Energy Services Downstream

- Market fundamentals remain favorable for West Coast downstream refining

Corrosion Protection

- Expect North American midstream market to grow in 2016, which is expected to benefit Corrpro

Challenging Markets

Corrosion Protection

- Upstream: Assume low oil price environment will continue for some time
  - Canada is an area of focus as this market is anticipated to be the most challenging upstream market, which primarily impacts United Pipeline Systems and Bayou's coating operations
  - U.S. market will pressure United Pipeline Systems
  - Bayou Louisiana selected for Shell's Appomattox project, a significant win given volatile upstream markets; working with Shell to finalize contract and understand the impact this multi-year order may have on 2016 projections

Energy Services Upstream

- Successfully renewing two large upstream contracts in the fourth quarter will help solidify the outlook for the Central California market and position Energy Services, with a favorable downstream market outlook, to potentially achieve modest operating income growth in 2016

Aegion will complete its market assessment and budget review over the next few months

AEGION

Aegion's Strategic Areas of Focus



1

Infrastructure Solutions

- Maintain share position in the wastewater market
- Expand offerings in the water pressure pipe market
- Extend positive momentum achieved in 2015 with Fyfe/Fibrwrap business

2

Energy Services

Leverage strong customer relationships in the West Coast downstream market by offering higher-margin services

3

Corrosion Protection

Assemble a suite of technologies and services to better manage the asset integrity of the growing midstream pipeline market

AEGION

Third Quarter Infrastructure Solutions Gross Margin Expansion Offsets a Large Portion of The Gross Margin Impact Caused by Lower Oil Prices

Infrastructure Solutions Gross Margins



30%
20%
10%
0%
25.0%
26.8%
+180 bps
3Q'14
3Q'15

Executing well in a strong market environment

- Insituform North America expanded gross margins
- Fyfe/Fibrwrap gross margins exceeded 40%
- Infrastructure Solutions benefited from the 2014 Restructuring activities in the affected international markets

Corrosion Protection Gross Margins



30%
20%
10%
0%
24.3%
22.7%
-160 bps
3Q'14
3Q'15

Challenging upstream market conditions

- Gross margins improved 210 basis points sequentially from the second quarter 2015 result of 20.6%
- Gross margins for United Pipeline Systems were down significantly because of reduced spending in the North America upstream market
- Delayed work releases and later start of large AC mitigation project in Canada negatively impacted margins
- Significant margin difference between current lower margin onshore project in Chile and the higher margin offshore Saudi Aramco Wasit project completed in 2014

Energy Services Gross Margins



20%
15%
10%
5%
0%
14.9%
13.0%
-190 bps
3Q'14
3Q'15

Favorable downstream market contrasts with upstream challenges

- Gross margins below 15% target:
  - Downstream margins met expectations on increased maintenance services and turnaround activity
  - Reduced upstream volume compressed margins
- Gross margins improved in the Permian Basin due to improved execution and proper resource allocation to match project activity

AEGION

Aegion Continues to Generate Strong Cash Flow from Operating Activities in 2015

Days Sales Outstanding (DSO)



150
125
100
75
2010
2014
3Q'15
Third Quarter 2015:
23-day reduction to 76 days compared to the second quarter of 2014

Third Quarter

- Ending cash balance of $167.6 million remains near record high level
- Third quarter cash flow from operating activities:
  - Provided $10 million of cash compared to a use of $10 million in the prior year period
  - Favorable net change in working capital from reduced DSOs
- Company focused on significantly improving the billing cycle and cash collections to reduce DSOs on a sustainable basis to 75 days over the next few years
- CAPEX was $9 million compared to $11 million in prior year period due to efforts to reduce CAPEX in challenging markets
  - Expect full year 2015 CAPEX to be in the range of $30 million
- Fourth quarter is seasonal high period for cash collections
  - 2015 expected to be a another record year for cash

AEGION

Aegion Amended and Restated its $650 Million Credit Facility to Secure Favorable Interest Rates and Enhance Financial Flexibility

Aegion Credit Facility

Extends maturity of the facility from July 2018 to October 2020

- $300 million line of credit
- $350 million five-year term loan

Interest rate charges on principal amounts outstanding at LIBOR + 1.25% to 2.25%, depending on consolidated leverage ratio

Term Loan

Company drew the entire term loan to retire $344.7 million in outstanding debt and fund the transaction expenses

Interest Rate Swap

Entered into an interest rate swap arrangement to fix the interest rate at approximately 3.46% on 75% of the term loan through maturity (October 2020)

Increased Share Repurchase Authorization

While the Company's leverage ratio is above 2.5 to 1

- Authorization up to $20 million beginning in the fourth quarter of 2015
- Beginning in 2016, annual authorization up to $40 million compared to $20 million under the old credit facility

Increased Financial Flexibility

- Expanded capability for selective investments and acquisitions

Appendix

Non-GAAP Reconciliation from Continuing Operations for The Third Quarter 2015

All financial data presented is from continuing operations

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring & Impairment[1]	Acquisition-Related Expenses[2]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 279,474	$ (1,661)	$ -	$ 277,813
Gross Profit	77,121	1,661	-	78,782
Operating Expenses	51,554	443	-	51,997
Acquisition-Related Charges	457	-	(457)	-
Restructuring Charges	172	(172)	-	-
Operating Income	24,938	1,390	457	26,785
Interest Expense	(3,144)	42	-	(3,102)
Other Income/(Expense)	(359)	66	-	(293)
Income before Taxes	21,460	1,498	457	23,415
Taxes on Income	6,237	325	184	6,746
Income (attributable to Aegion Corporation)[3]	$ 14,750	$ 1,173	$ 273	$ 16,196
Diluted Earnings per Share	**$0.40**	**$0.03**	**$0.01**	**$0.44**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,661 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of ($443) related to the reversal of reserves for potentially uncollectable receivables, early lease termination costs, and other restructuring charges; (iii) pre-tax restructuring charges of $172 related to severance and benefit related costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) charges of $108 related to the write-off of certain other assets.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with potential acquisition activity pursued by the Company during the period.

(3) Includes non-controlling interests.

AEGION

Infrastructure Solutions Third Quarter Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 149,606	$ -	$ 149,606	$ 152,628	$ -	$ 152,628
Cost of Revenues	111,178	(1,661)	109,517	118,069	(3,602)	114,467
Gross Profit	38,428	1,661	40,089	34,559	3,602	38,161
Operating Expenses	22,001	443	22,444	38,288	(14,117)	24,171
Acquisition-Related Charges	-	-	-	-	-	-
Restructuring Charges	172	(172)	-	-	-	-
Operating Income	$ 16,255	$ 1,390	$ 17,645	$ (3,729)	$ 17,719	$ 13,990

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectable receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables and write-off of certain other assets and accrued expenses.

AEGION

Corrosion Protection Third Quarter Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 121,392	$ -	$ 121,392	$ 120,157	$ -	$ 120,157
Cost of Revenues	93,797	-	93,797	102,315	(11,338)	90,977
Gross Profit	27,595	-	27,595	17,842	11,338	29,180
Operating Expenses	20,252	-	20,252	21,028	-	21,028
Definite-lived Intangible Asset Impairment	-	-	-	10,896	(10,896)	-
Acquisition-Related Charges	457	(457)	-	-	-	-
Restructuring Charges	-	-	-	-	-	-
Operating Income	$ 6,886	$ 457	$ 7,343	$ (14,082)	$ 22,234	$ 8,152

(1) Includes non-GAAP adjustments related to expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

(2) Includes non-GAAP adjustments related to pre-tax restructuring and impairment-related charges for Bayou's operation for the write-down of long-lived assets and the impairment of definite-lived intangible assets.

AEGION

Energy Services Third Quarter Non-GAAP Reconciliation

(in USD thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 85,597	$ -	$ 85,597	$ 77,353	$ -	$ 77,353
Cost of Revenues	74,499	-	74,499	65,815	-	65,815
Gross Profit	11,098	-	11,098	11,538	-	11,538
Operating Expenses	9,301	-	9,301	7,661	-	7,661
Acquisition-Related Charges	-	-	-	-	-	-
Restructuring Charges	-	-	-	-	-	-
Operating Income	$ 1,797	$ -	$ 1,797	$ 3,877	$ -	$ 3,877

AEGION

Non-GAAP Reconciliation from Continuing Operations for The Third Quarter 2014

All financial data presented is from continuing operations

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring & Impairment[1]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 286,199	$ (14,940)	$ 271,259
Gross Profit	63,939	14,940	78,879
Operating Expenses	66,977	(14,117)	52,860
Definite-lived Intangible Asset Impairment	10,896	(10,896)	-
Operating Income (Loss)	(13,934)	39,953	26,019
Income (Loss) before Taxes	(17,457)	39,953	22,496
Taxes (Benefit) on Income (Loss)	(1,356)	6,917	5,561
Income (Loss) (attributable to Aegion Corporation)[2]	$ (16,924)	$ 33,036	$ 16,112
Diluted Earnings (Loss) per Share	**($0.45)**	**$0.88**	**$0.43**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $14,940 related to the write-down of long-lived assets, inventory obsolescence and write-off of certain other assets; (ii) operating expenses of $14,117 related to the write-down of long-lived assets, reserves for potentially uncollectable receivables, write-off of certain other assets and accrued expenses; and (iii) impairment of definite-lived intangible assets of $10,896 related to Bayou's reporting unit.

(2) Includes non-controlling interests.

AEGION

Non-GAAP Reconciliation from Continuing Operations for The First Nine Months 2015

All financial data presented is from continuing operations

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring & Impairment[1]	Acquisition-Related Expenses[2]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 794,493	$ (2,643)	$ -	$ 791,850
Gross Profit	208,364	2,643	-	211,007
Operating Expenses	157,964	(4,190)	-	153,774
Acquisition-Related Charges	780	-	(780)	-
Restructuring Charges	1,034	(1,034)	-	-
Operating Income	48,586	7,867	780	57,233
Interest Expense	(9,365)	126	-	(9,239)
Other Income/(Expense)	(2,360)	2,736	-	376
Income before Taxes	37,090	10,729	780	48,599
Taxes on Income	11,647	1,917	313	13,877
Income (attributable to Aegion Corporation)[3]	$ 24,793	$ 8,812	$ 467	$ 34,072
Diluted Earnings per Share	**$0.67**	**$0.24**	**$0.01**	**$0.92**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,643 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,190 related to reserves for potentially uncollectable receivables, early lease termination costs, and other restructuring charges; (iii) pre-tax restructuring charges of $1,034 related to severance and benefit related costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) charges of $2,862 related to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in France.

(2) Includes the following non-GAAP adjustments: (i) expenses incurred in connection with the Company's acquisition of Schultz Mechanical Contractors, Inc.; and (ii) other potential acquisition activity pursued by the Company during the period.

(3) Includes non-controlling interests.

AEGION

Infrastructure Solutions First Nine Months Non-GAAP Reconciliation

(in USD thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 421,170	$ -	$ 421,170	$ 422,212	$ -	$ 422,212
Cost of Revenues	315,096	(2,643)	312,453	326,148	(3,602)	322,546
Gross Profit	106,074	2,643	108,717	96,064	3,602	99,666
Operating Expenses	69,339	(4,190)	65,149	85,459	(14,117)	71,342
Acquisition-Related Charges	-	-	-	-	-	-
Restructuring Charges	1,034	(1,034)	-	-	-	-
Operating Income	$ 35,701	$ 7,867	$ 43,568	$ 10,605	$ 17,719	$ 28,324

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reserves for potentially uncollectable receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables and write-off of certain other assets and accrued expenses.

AEGION

Corrosion Protection First Nine Months Non-GAAP Reconciliation

(in USD thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 329,157	$ -	$ 329,157	$ 331,088	$ -	$ 331,088
Cost of Revenues	258,846	-	258,846	264,071	(11,338)	252,733
Gross Profit	70,311	-	70,311	67,017	11,338	78,355
Operating Expenses	61,531	-	61,531	61,038	-	61,038
Definite-lived Intangible Asset Impairment	-	-	-	10,896	(10,896)	-
Acquisition-Related Charges	457	(457)	-	197	(197)	-
Restructuring Charges	-	-	-	-	-	-
Operating Income	$ 8,323	$ 457	$ 8,780	$ (5,114)	$ 22,431	$ 17,317

(1) Includes non-GAAP adjustments related to expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

(2) Includes non-GAAP adjustments related to (i) pre-tax restructuring and impairment-related charges for Bayou's operation for the write-down of long-lived assets and the impairment of definite-lived intangible assets; and (ii) expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

AEGION

Energy Services First Nine Months Non-GAAP Reconciliation

(in USD thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 252,530	$ -	$ 252,530	$ 225,940	$ -	$ 225,940
Cost of Revenues	220,551	-	220,551	192,101	-	192,101
Gross Profit	31,979	-	31,979	33,839	-	33,839
Operating Expenses	27,094	-	27,094	23,169	-	23,169
Acquisition-Related Charges	323	(323)	-	342	(342)	-
Restructuring Charges	-	-	-	-	-	-
Operating Income	$ 4,562	$ 323	$ 4,885	$ 10,328	$ 342	$ 10,670

(1) Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company's acquisition of Schultz Mechanical Contractors, Inc. during the period.

(2) Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company's acquisition of Brinderson, L.P. during the period.

AEGION

Non-GAAP Reconciliation from Continuing Operations for The First Nine Months 2014

All financial data presented is from continuing operations

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring & Impairment[1]	Acquisition-Related Expenses[2]	Loss on Sale of Bayou Coating[3]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 782,320	$ (14,940)	$ -	$ -	$ 767,380
Gross Profit	196,920	14,940	-	-	211,860
Operating Expenses	169,666	(14,117)	-	-	155,549
Definite-lived Intangible Asset Impairment	10,896	(10,896)	-	-	-
Acquisition-Related Charges	539	-	(539)	-	-
Operating Income	15,819	39,953	539	-	56,311
Other Income/(Expense)	(1,830)	-	-	472	(1,358)
Income before Taxes	4,775	-	539	472	45,739
Taxes on Income	4,217	6,917	214	194	11,542
Income (attributable to Aegion Corporation)[4]	$ 355	$ 33,036	$ 325	$ 278	$ 33,994
Diluted Earnings per Share	$0.01	$0.87	$0.01	$0.01	$0.89

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $14,940 related to the write-down of long-lived assets, inventory obsolescence and write-off of certain other assets; (ii) operating expenses of $14,117 related to the write-down of long-lived assets, reserves for potentially uncollectable receivables, write-off of certain other assets and accrued expenses; and (iii) impairment of definite-lived intangible assets of $10,896 related to Bayou's reporting unit.

(2) Includes the following non-GAAP adjustments: (i) expenses incurred in connection with the 2013 acquisition of Brinderson, L.P.; and (ii) other potential acquisition activity pursued by the Company during the period.

(3) Includes non-GAAP adjustments related to a loss on the sale of the Company's 49 percent interest in Bayou Coating, L.L.C. The difference between the Company's recorded gross equity in earnings of affiliated companies of approximately $1,200 and the final equity distribution settlement of $700 resulted in a loss of approximately $500.

(4) Includes non-controlling interests and equity in earnings of affiliated companies.

AEGION